Filed Pursuant to Rules 424(b)(3) and 424(c)
                                                                File No. 2-72249




                 PROSPECTUS SUPPLEMENT NO. 1 DATED JUNE 14, 2001
                        TO PROSPECTUS DATED APRIL 4, 1994



                           IRWIN FINANCIAL CORPORATION

              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN


     This Prospectus Supplement should be read in conjunction with the Prospectus dated April 4, 1994 (the "Prospectus"). The first sentence of the second paragraph under the caption "Statement of Available Information" on page 2 of the Prospectus is superceded by the following sentence:


          National City Bank, Cleveland, Ohio acts as the transfer agent for the Common Stock of the Company and administers the Plan (the "Transfer Agent").

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




Dated June 14, 2001